Exhibit 99.1

Amesite Inc. completes Alternative Public Offering and raises $5.5 Million

- Company is Developing an AI Powered Online Platform for Colleges and Universities -

ANN ARBOR, Mich.-June 14, 2018—Amesite Inc. (the “Company”), a development stage artificial intelligence software company targeting the college course market, today announced the closing of a $5.5 million private placement financing, including approximately $1 million from insiders, and the completion of a reverse merger transaction with Lola One Acquisition Corporation (“Lola One”). Following the reverse merger transaction, the Company changed its name from Lola One to Amesite, Inc.

Net proceeds from the transaction will be used to accelerate product development and other general corporate purposes, including working capital and capital expenditures.

Following the completion of the reverse merger transaction, the Company’s board of directors is comprised of five members: Ann Marie Sastry, Ph.D., J. Michael Losh, Edward H. Frank, Ph.D., Richard Ogawa and Anthony M. Barkett.

Commenting on the announcement, the Company’s CEO, Dr. Ann Marie Sastry, stated, “With this financing, we will be able to accelerate the development and commercialization of our online learning solutions for colleges, universities, faculty and students. Utilizing machine learning and artificial intelligence technologies, we plan to offer and deliver cost effective cloud-based digital versions of lower level courses that will greatly enhance and improve the learning experience of students."

Laidlaw & Company (UK) Ltd., acted as the exclusive placement agent for the offering. Laidlaw’s Head of Capital Markets Jim Ahern commented, “Laidlaw is delighted to have acted as the exclusive placement agent on this financing  for Amesite.  It has been a true pleasure working with Dr. Sastry throughout this process, we look forward to future milestones and inflection points.” The financing also included an investment from Montrose Capital Partners.

The offering was exempt from registration under Section 4(a)(2) of the United States Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder. The Common Stock in the offering was sold to “accredited investors,” as defined in Regulation D.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Amesite Inc.

Amesite is a high tech artificial intelligence software company creating a cloud-based platform for college and university courses to be cost-effectively and conveniently delivered to learners online and in hybrid online / on campus formats. Amesite uses artificial intelligence to provide customized environments for learners, easier-to-manage interfaces for instructors, and greater accessibility for college degree seekers in the US education market and beyond. The Company leverages existing college infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, accessible, scalable and improved learning experiences to students. Founded in 2017, Amesite is based in Ann Arbor, Michigan. For more information, visit https://amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the merger and financing transaction, use of proceeds, the Company’s planned online machine learning platform, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com